Exhibit 10.19

                              MANAGEMENT COMMITTEE

                           CHANGE OF CONTROL AGREEMENT


         THIS AGREEMENT is made on the ____ day of ______________, 1997 between KEYSTONE FINANCIAL, INC. (the "Corporation"), a Pennsylvania corporation with its principal office at One Keystone Plaza, Harrisburg, PA, and
____________________            (the           "Executive"),            residing
at________________________________.

         WHEREAS,   the  Executive  has  substantial   knowledge,   ability  and
experience which are beneficial to the successful operation of the Corporation; and

         WHEREAS, the Corporation desires to secure for itself the benefit of the Executive's knowledge, ability and experience and be assured of the Executive's continued active participation in the business operations of the Corporation; and

         WHEREAS, the Executive has acquired and uses and will continue to acquire and use extensive knowledge and information about the Corporation's operations, much of which is confidential and proprietary in nature; and

         WHEREAS, the Corporation wishes to protect its confidential and proprietary information as well as its general business interests; and

         WHEREAS, the Corporation has adopted the Keystone Financial, Inc. Severance Plan Following Change of Control, effective as of September 30, 1994 (the "Severance Plan"), which provides severance benefits to eligible employees who lose their jobs under certain circumstances set forth in the Severance Plan; and

         WHEREAS, the Executive and the Corporation wish to enter into this Agreement in order to protect the confidential and proprietary interests of the Corporation and to induce the Executive to remain actively involved in the business operations of the Corporation by providing the Executive with the opportunity to receive benefits in excess (and in lieu) of the benefits that would be available to the Executive under the Severance Plan in the event of his termination of employment in conjunction with a Change of Control (as defined herein).

         NOW THEREFORE, in consideration of the mutual covenant and agreement set forth herein and intending to be legally bound hereby, the parties agree as follows:

     1. DEFINITIONS. The following definitions shall apply in this Agreement:

     (a) "Annual Salary" shall be the stated annual base cash compensation payable to the Executive by the Corporation without regard to any elective deferral or salary reduction plan or program of the Corporation.

     (b) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted from time to time.

     (c) "Cause" shall be (I) the willful failure by the Executive to substantially perform his duties other than any such failure resulting from the Executive's incapacity due to physical or mental illness,
          (ii) the willful engaging by the Executive in gross misconduct materially injurious to the Corporation or a Subsidiary, (iii) the willful violation by the Executive of the provisions of Section 3 hereof, (iv) the gross negligence of the Executive in the performance of his duties or (v) receipt of a final written directive or order of any governmental body or entity having jurisdiction over the Corporation or any of its Subsidiaries requiring termination or removal of the Executive. The determination of the existence of Cause shall be made in the reasonable judgment of the office of the Chief Executive Officer (or its successor) .

     (d)  "Change of Control" shall be as defined in Section 8 of this
          Agreement.
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     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Good Reason" shall mean (I) within the period beginning on the date of the Change of Control (as defined in Section 8(g)) and ending on the date that is twenty-four (24) months following the later of (A) the date of the Change of Control or (B) in the case of a Change of Control described in Sections 8(c) or (d), the date on which the transaction resulting in the Change of Control was consummated, there is a reduction in the Executive's Annual Salary or his total cash compensation opportunities (e.g. annual incentive awards under the MICP, equity participation awards) or benefits (except any reductions in compensation which may be applied broadly among all executives because of adverse financial conditions for the Corporation or as part of a restructuring of the Corporation's executive compensation program), or the Executive's position is eliminated and he is not offered a comparable position within thirty (30) days following the effective date of the elimination of the position, or the Executive terminates employment due to a lessening of job responsibilities or an unacceptable relocation (defined as more than 35 miles from the Executive's prior work site), or (ii) the Executive terminates employment for any reason during the thirty (30)-day period beginning on the later of (A) the date that is twelve (12) months following the date of the Change of Control (as defined in Section 8(g)) or (B) in the case of a Change of Control described in Sections 8(c) or (d), the date that is twelve (12) months following the date on which the transaction resulting in the Change of Control was consummated.

     (g)  "Management   Committee"  means  the  individuals  designated  by  the
          executive management of the Corporation from time to time. The members of the Management Committee are listed in Exhibit A hereto.

     (h) "MICP" means the Corporation's Management Incentive Compensation Plan as in effect from time to time, or any successor plan thereto.

     (I) "Subsidiary" shall mean any bank, corporation or other entity of which the Corporation owns, directly or indirectly through one or more Subsidiaries, a majority of each class of equity security having ordinary voting power in an election of directors.

     2. DURATION OF AGREEMENT. This Agreement shall remain in effect only while the Executive is a member of the Management Committee (or such other covered position as designated by executive management of the Corporation, in which case the Corporation shall have an affirmative obligation to inform the Executive in writing that this Agreement shall remain in effect notwithstanding the change in the Executive's position; the absence of notice expressly provides notice to the Executive that the Agreement is no longer in effect); provided however, that if the Executive ceases to be a member of the Management Committee as a result of a Change of Control, Sections 3 and 4 of the Agreement shall no longer remain in effect but the Corporation and the Executive shall otherwise be obligated to abide by the terms of this Agreement.

     3. UNAUTHORIZED DISCLOSURE. During the term of this Agreement or at any later time, the Executive shall not, without the written consent of a duly authorized executive officer of the Corporation, disclose to any person (including an employee of the Corporation or a Subsidiary), other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation, any material confidential information obtained by him while in the employ of the Corporation or any Subsidiary or operating unit with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or business practices, the disclosure of which reasonably would be expected to materially damage the Corporation; provided, however, that for purposes of this Agreement, confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation.

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

     4. RESTRICTIVE COVENANTS. Except as otherwise provided below and in Section 2, upon termination of his employment with the Corporation (or a Subsidiary), regardless of the circumstances or reasons for such termination, the Executive covenants and agrees as follows:

     (a) NONCOMPETITION. The Executive shall not, directly or indirectly, within the marketing area of the Corporation and its Subsidiaries (defined as all areas within 100 miles of the work location to which the Executive was assigned for the majority of time during the twelve months preceding termination of his employment where the Corporation has established an active and material market presence) enter into or engage generally in direct or indirect competition with the Corporation in the business of banking or any banking or trust related business, either directly or indirectly as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder (except as an incidental shareholder), employee or agent for any person, for a period of one year after the date of termination of his employment, except where the termination is in conjunction with a Change of Control as described in Section 5(c), in which case this restrictive covenant shall not be imposed upon the Executive. The existence of any material claim or cause of action of the Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of this covenant. The Executive acknowledges and agrees that enforcement of this covenant not to compete will not prevent him from earning a livelihood and that any breach of the restrictions set forth in this paragraph will result in irreparable injury to the Corporation for which it shall have no adequate remedy at law, and that therefore the Corporation shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

     (b) RETURN OF MATERIALS. Upon termination of employment with the Corpora-for any reason, including termination in conjunction with a Change of Control as described in Section 5(c), the Executive shall immediately deliver to the Corporation all corrrespondence, manuals, letters, notes, notebooks, reports and any other documents and tangible items containing or constituting confidential information about the Corpora-tion maintained at his office and shall promptly deliver all said materials held by him at other locations.

     (c) NONSOLICITATlON OF EMPLOYEES. The Executive shall not entice or solicit, directly or indirectly, any other executives or key management personnel of the Corporation to leave the employ of the Corporation or its Subsidiaries to work with the Executive or any entity with which the Executive has affiliated for a period of one year following the Executive's termination of employment with the Corporation for any reason, including a termination of employment in conjunction with a Change of Control as described in Section 5(c).

     (d) NONSOLICITATION OF CUSTOMERS. The Executive shall not entice or solicit, directly or indirectly, any client or customer of the Corporation or any Subsidiary for a period of one year following the Executive's termination of employment with the Corporation for any reason, including a termination of employment in conjunction with a Change of Control as described in Section 5(c).

     (e) REMEDY. The Executive acknowledges and agrees that any breach of the restrictions set forth in Sections 3 and 4 will result in irreparable injury to the Corporation for which it shall have no meaningful remedy in law and the Corporation shall be entitled to injunctive relief in order to enforce provisions hereof. Upon obtaining such injunction, the Corporation shall be entitled to pursue reimbursement from the Executive and/or the Executive's employer of costs incurred in securing a qualified replacement for any employee enticed away from the Corporation by the Executive. Further, the Corporation shall be entitled to set off against or obtain reimbursement from the Executive of any payments owed or made to the Executive by the Corporation hereunder.

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

     5. PAYMENTS UPON TERMINATION OF EMPLOYMENT.

     (a) The Executive shall be entitled to the benefits described in Section 5(c) only in the event that his employment with the Corporation is terminated in conjunction with a Change of Control as described in
          Section 5(c).

     (b) If the Executive's employment is terminated by the Corporation for Cause or if the Executive terminates his employment other than for Good Reason, the Executive shall not be entitled to the benefits set forth in Section 5(c) but the restrictions set forth in Sections 3 and 4 hereof shall continue in full force and effect.

     (c) If the Executive's employment is terminated by the Corporation other than for Cause within the period beginning on the date of the Change of Control (as defined in Section 8(g)) and ending on the date that is twenty-four (24) months following the later of (I) the date of the Change of Control or (ii) in the case of a Change of Control described in Sections 8(c) or (d), the date on which the transaction resulting in the Change of Control was consummated, or if the Executive terminates his employment for Good Reason, then the Corporation shall make a lump-sum cash payment to the Executive equal to one and one-half times the sum of (A) his highest Annual Salary during the three-calendar-year period ending before the effective date of the termination and (B) an amount equal to the highest annual MICP award earned during the three-complete-plan-year period ending before the effective date of the termination. The lump sum payment shall be made no later than thirty (30) days following the effective date of the termination. In such event, the Corporation shall also maintain in full force and effect (and the Executive shall remain a participant
          in), for a minimum period of eighteen (18) months following the termination, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, including, but not limited to, pension, profit-sharing, savings, supplemental retirement income, medical and health-and-accident plans and arrangements and the Corporation's Automobile Capital Cost Reimbursement Plan, if the Executive's continued participation is permitted under the general terms and conditions and rules and regulations of such plans and programs. In the event that the Executive's continued participation in any such plan or program is prohibited, the Executive shall be entitled to receive an amount equal to the annual contribution, payments, premiums, credits or allocations made by the Corporation to him, to his account or on his behalf under such plans and programs from which his continued participation is barred, except that if Executive's participation in any health, medical, life insurance, or disability plan or program is barred, the Corporation shall use its best efforts to obtain and pay for, on Executive's behalf, individual insurance plans, policies or programs which provide to Executive health, medical, life and disability insurance coverage which is equivalent to the insurance coverage to which Executive was entitled prior to the date of termination.

     6. GROSS-UP PROVISION. In the event any payments made to the Executive upon termination in conjunction with a Change of Control (pursuant to this Agreement and any other plans, programs and arrangements maintained by the Corporation) would constitute "excess parachute payments" within the meaning of Code Section 280G, the Corporation will make an additional payment to the Executive in an amount such that after the payment of all income and excise taxes, the Executive will be in the same after-tax position as if no excise tax had been imposed.

     7. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Corporation or Executive resulting in damages to either party, that party may recover from the party breaching the Agreement any and all damages that may be sustained.

     8. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any one of the following events:

     (a) The Corporation acquires actual knowledge that any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any of its Subsidiaries or any entity holding securities for or pursuant to the terms of any such plan) has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to a majority of the voting power of the Corporation's Voting Stock.

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

     (b) A majority of the Board of Directors shall consist of persons other than (I) persons who were members of the Board of Directors on the date first written above, or (ii) persons (A) whose nomination or election as directors of the Corporation was approved by at least two-thirds of the then members of the Board of Directors (excluding any director referred to in clause (B) of this paragraph) who either were directors of the Corporation on the date first above written or whose nomination or election as a director was so approved and (B) who are not nominees or representatives of (1) any Person having Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 10% or more of the voting power of the Corporation's Voting Stock or (2) any "participant," as defined in Rule 14a-11 under the Securities Exchange Act of 1934 or any successor rule, in any actual or threatened solicitation (other than a solicitation by the Corporation) subject to Rule 14a-11 or any successor rule relating to the election or removal of any directors of the Corporation;

     (c) The Corporation and/or any Subsidiary of the Corporation shall be a party to any merger, consolidation, division, share exchange, transfer of assets or any other transaction or series of related transactions outside the ordinary course of business (a "Business Combination") as a result of which the shareholders of the Corporation immediately prior to such Business Combination (excluding any party, other than the Corporation or a Subsidiary, to the Business Combination or any Affiliate or Associate of any such party) shall not hold immediately following such transaction a majority of the voting power of the Voting Stock of a Person or Persons immediately thereafter holding, directly or indirectly through Subsidiaries, assets of the Corporation and its consolidated subsidiaries immediately prior to the Business Combination constituting at least sixty-five percent (65%) of Total Assets; or

     (d) If the entity which is the actual employer of the Executive hereunder (the "Employer Company") is other than the Corporation, either (I) the Employer Company shall cease to be a Subsidiary of the Corporation or
          (ii) the Employer Company and/or any Subsidiary of the Employer Company shall be a party to any Business Combination as a result of which the Corporation shall not hold immediately following such transaction a majority of the voting power of the Voting Stock of a Person or Persons immediately thereafter holding, directly or indirectly through Subsidiaries, assets of the Employer Company and its consolidated subsidiaries immediately prior to the Business Combination constituting at least seventy-five percent (75%) of the Employer Company's Total Assets.

     (e) In the case of a Change of Control defined in Section 8(c), hereof, following such Change of Control the term "Corporation" as used herein shall mean the Person which following such Change of Control holds the largest percentage of Corporation's Total Assets, including for this purpose Total Assets which are held by such Person directly or indirectly through one or more Subsidiaries. The Corporation shall not enter into any transaction involving such a Change of Control unless at or prior to the consummation thereof such Person assumes the obligations of the Corporation hereunder.

     (f) For purposes of this Section 8, "Person," "Affiliate," "Associate," "Voting Stock" and "Total Assets" shall have the definitions contained in, and "Beneficial Ownership" shall be determined as provided in,
          Article 10 of the Corporation's Restated Articles of Incorporation, as in effect on the date first written above.

     (g) For purposes of Sections 8(a) and (b), the date of the "Change of Control" is the date on which the Change of Control occurs. For purposes of Sections 8(c) and (d), the date of the "Change of Control" is the date on which the transaction resulting in a Change of Control is first evidenced in writing and executed by an authorized officer of the Corporation and/or Subsidiary including, without limitation, any letter of intent, sale or purchase agreement and/or agreement of merger, or, in the case of a series of Business Combination transactions resulting in a Change of Control, the date the earliest of such transactions is first evidenced in writing and executed by an authorized officer of the Corporation and/or Subsidiary.

     9. COORDINATION WITH SEVERANCE PLAN. It is the intent of the parties that the benefits provided to the Executive hereunder shall be in lieu of the benefits that would be available to the Executive under the Severance Plan. If the Executive would be eligible to receive benefits under the Severance Plan, however, he shall elect in writing within ten (10) days of his last day of employment whether to receive the benefits under the Severance Plan or those provided under this Agreement. The Executive's decision in this regard shall be irrevocable. If the Executive fails to make an election, the terms of this Agreement shall be controlling and the Executive shall not be entitled to any benefits under the Severance Plan.

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     10.  NOTICE.  For the  purposes  of this  Agreement,  notices and all other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         If to the Corporation:           Keystone Financial, Inc.
                                          One Keystone Plaza
                                          Harrisburg, PA  17101
                                          Attn:  Chief Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon actual receipt.

     11. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Executive and his heirs and personal representatives, and the Corporation and any successor to the Corporation.

     12. ENFORCEMENT OF SEPARATE PROVISIONS. Should any provision of this Agreement be ruled unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     13. AMENDMENT. Except as otherwise provided herein, this Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. In the event the Corporation wishes to terminate this Agreement or reduce the benefits available to the Executive hereunder, the Corporation may unilaterally effectuate any such action, provided that the Corporation provides the Executive with written notice of such action at least two (2) years in advance of the effective date of any such termination or reduction in benefits. This two-year notice requirement may be reduced or waived by the Executive. This Agreement may be amended to enhance the benefits available to the Executive hereunder at any time, provided the Executive consents in writing to any such amendment.

     14. ARBITRATION. In the event that any disagreement or dispute shall arise between the parties concerning this Agreement, the issue(s) will be submitted to binding arbitration in the City of Harrisburg, PA pursuant to the rules of the American Arbitration Association. Any award entered shall be final and binding upon the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Attorneys' fees and administrative court costs associated with such actions shall be paid by the Corporation.

     15. EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Corporation.

     16. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. If the Executive dies prior the payment of any moneys that may be due him from the Corporation under this Agreement as of the date of death, such moneys shall be paid to the executor, administrator, or other personal representative of the Executive's estate.

     17. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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     18.  CAPTIONS;  PRONOUNS.  All captions are for convenience only and do not form a substantive part of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

                                          KEYSTONE FINANCIAL, INC.
ATTEST:


__________________________          By:______________________________
Secretary

WITNESS:                                    EXECUTIVE


--------------------------          ---------------------------------

EXHIBIT A
                                               August 1997

Members of KFI Management Committee (those noted are members who do not have employment agreements) for purposes of a Change of Control (COC) Agreement:

The following positions are those positions designated by Executive Management to be offered a COC Agreement:

      NOTE: Positions set forth in this list are subject to change at any time in the sole discretion of the Office of the CEO.

                  Corporate Controller
                  Deputy General Counsel
                  Director of Audit and Risk Assessment
                  Director of Human Resources
                  Director of Information Services
                  Director of Investments & ALCO Support
                  Director of KeyCall Center
                  Director of Marketing Services
                  Director of Operation Services
                  President & CEO of Dealer Center Division


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